June 18, 1998


The Board of Directors
Sonus Corp.

RE:  REGISTRATION STATEMENT ON FORM S-8

Dear Sirs:

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement of Sonus Corp. on Form S-8 of our report dated October 8, 1996, appearing on page F-3 of Sonus Corp.'s Prospectus dated June 9, 1998, relating to its Registration Statement on Form SB-2 (No. 333-23137).

Yours very truly,


/s/ Shikaze Ralston
Shikaze Ralston
Chartered Accountants